UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 18, 2013
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

 (203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement

On February 18, 2013, The Compensation Committee (the “Committee”) of the Board of Directors of The Eastern Company (the “Company”) approved the 2013 Executive Incentive Program under the Company’s Executive Incentive Plan (the “Plan”) for the Named Executive Officers, Leonard F. Leganza, Chairman of the Board, President and Chief Executive Officer and John L. Sullivan III, Vice President and Chief Financial Officer.

The 2013 Executive Incentive Plan is based on both Division Earnings (75%) and Working Capital (25%) achievements. Under the Plan Mr. Leganza and Mr. Sullivan can earn their incentive up to 100% of their salary, based on achieving those targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: February 19, 2013	By: /s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer